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                                                            EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 2-96782 and 33-26357 on Form S-8 of our reports relating to the Pacific Enterprises and Southern California Gas Company Retirement Savings Plans dated June 5, 1998 appearing in this Annual Report on Form 11-K of the Pacific Enterprises and Southern California Gas Company Retirement Savings Plans for the year ended December 31, 1997.

/s/ Deloitte & Touche LLP
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Los Angeles, California
June 25, 1998